Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 24 2012, the sale of El Paso’s exploration and production business was completed as contemplated by the Agreement and Plan of Merger (the “Kinder Morgan Merger Agreement”), dated as of October 16, 2011, by and among El Paso, LLC and Kinder Morgan, Inc. (“Kinder Morgan”) and certain of their respective subsidiaries. Under the terms of the Purchase and Sale Agreement, the Purchaser paid to Sellers approximately $7.2 billion in cash, subject to certain post-closing adjustments. In conjunction with the sale, a portion of the proceeds was utilized to repay approximately $961 million outstanding under the EP Energy revolving credit facility.

The following pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical financial statements of El Paso Corporation. The following unaudited pro forma condensed consolidated balance sheet data as of March 31, 2012 of El Paso has been prepared to give effect to the transaction as if the sale of El Paso’s exploration and production assets had occurred on March 31, 2012. The following unaudited pro forma condensed consolidated statements of income data of El Paso for the quarter ended March 31, 2012 and year ended December 31, 2011 have been prepared to give effect to the transaction as if the sale of El Paso’s exploration and production assets had occurred on January 1, 2011.

The unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are factually supportable and directly attributable to the transaction. In addition, with respect to the unaudited pro forma condensed consolidated statements of income, only those unaudited pro forma adjustments that are expected to have a continuing impact on the consolidated results have been included. The pro forma adjustments do not include the effects of additional transactions that may occur subsequent to the sale of El Paso’s exploration and production business, including the use of proceeds to effect Kinder Morgan’s acquisition of El Paso.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that El Paso believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The following unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that might have occurred had the sale of the exploration and production assets taken place on March 31, 2012 for balance sheet purposes, or on January 1, 2011 for statement of income purposes, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated financial information.

The Unaudited pro forma condensed consolidated financial information should be read in conjunction with the following documents (i) El Paso’s Annual Report on Form 10-K for the year ended December 31, 2011 and (ii) El Paso’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

EL PASO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2012

(In millions)

	Historical El Paso	Pro Forma Adjustments		Pro Forma Consolidated

ASSETS
Current assets	$1,615	$(550	)(a)	$7,317
		7,213	(b)
		(961	)(c)
Property, plant and equipment, net	19,271	(4,202	)(a)	15,069
Investments in unconsolidated affiliates	2,742	(335	)(a)	2,407
Other	750	(35	)(a)	715
Total assets	$24,378	$1,130		$25,508

LIABILITIES AND EQUITY
Current liabilities	$1,936	$(338	)(a)	$1,620
		22	(d)
Long-term financing obligations, less current maturities	12,620	(961	)(c)	11,659
Deferred income taxes	633	666	(d)	1,299
Other	1,907	(287	)(a)	1,620
Total liabilities	$17,096	$(898)		$16,198
Equity
El Paso Corporation stockholders’ equity:
Common stock	$2,366	$—		$2,366
Additional paid-in capital	5,392	—		5,392
Retained earnings (accumulated deficit)	(2,207)	2,028	(d)	(179)
Accumulated other comprehensive loss	(785)	—		(785)
Treasury stock	(270)	—		(270)
Total El Paso Corporation stockholders’ equity	4,496	2,028		6,524
Noncontrolling interests	2,786	—		2,786
Total equity	7,282	2,028		9,310
Total liabilities and equity	$24,378	$1,130		$25,508

See accompanying notes.

EL PASO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONDOLIDATED STATEMENTS OF INCOME

FOR THE QUARTER ENDED MARCH 31, 2012

(In millions, except per share amounts)

	Historical El Paso	Pro Forma Adjustments(e)	Pro Forma Consolidated

Operating revenues	$1,260	$(484)	$776
Operating expenses
Cost of products and services	54	(25)	29
Operation and maintenance	338	(98)	240
Ceiling test charges	62	(62)	—
Depreciation, depletion and amortization	330	(201)	129
Taxes, other than income taxes	82	(28)	54
	866	(414)	452
Operating income	394	(70)	324
Other income and (expenses)
Earnings from unconsolidated affiliates	35	3	38
Other income, net	16	(1)	15
Interest and debt expense	(226)	4	(222)
Income from continuing operations before income taxes	219	(64)	155
Income taxes	70	(40)	30
Net income from continuing operations	149	(24)	125
Net income attributable to noncontrolling interests	(63)	—	(63)
Net income attributable to El Paso Corporation from continuing operations	$86	$(24)	$62
Basic and diluted earnings per common share
Net income attributable to El Paso Corporation from continuing operations	$0.11		$0.08

See accompanying notes.

EL PASO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

(In millions, except per share amounts)

	Historical El Paso	Pro Forma Adjustments(e)	Pro Forma Consolidated

Operating revenues	$4,860	$(1,867)	$2,993

Operating expenses
Costs of products and services	181	(85)	96
Operation and maintenance	1,394	(383)	1,011
Loss on deconsolidation of subsidiary	600	—	600
Ceiling test charges	152	(152)	—
Loss (gain) on long-lived assets	2	(6)	(4)
Depreciation, depletion and amortization	1,116	(612)	504
Taxes, other than income taxes	283	(91)	192
	3,728	(1,329)	2,399
Operating income	1,132	(538)	594
Other income and (expenses)
Earnings from unconsolidated affiliates	151	7	158
Loss on debt extinguishment	(169)	—	(169)
Other income	226	2	228
Other expenses	(15)	—	(15)
Interest and debt expense	(948)	9	(939)
Income from continuing operations before income taxes	377	(520)	(143)
Income taxes	(50)	(235)	(285)
Net income from continuing operations	427	(285)	142
Net income attributable to noncontrolling interests	(286)	—	(286)
Net income (loss) attributable to El Paso Corporation from continuing operations	$141	$(285)	$(144)
Basic earnings (loss) per common share
Net income (loss) attributable to El Paso Corporation’s common stockholders from continuing operations	$0.19		$(0.19)
Diluted earnings (loss) per common share
Net income (loss) attributable to El Paso Corporation’s common stockholders from continuing operations	$0.18		$(0.19)

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANICAL STATEMENTS

Historical El Paso

These amounts represent our condensed consolidated historical balance sheet and income statement information. Amounts for the quarter ended March 31, 2012 were derived from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amounts for the year ended December 31, 2011 were derived from our 2011 Annual Report on Form 10-K.

Pro Forma Adjustments

The pro forma adjustments reflect the sale of El Paso’s exploration and production business. Under the terms of the Purchase and Sale Agreement, the Purchaser paid to Sellers approximately $7.2 billion in cash, subject to certain post-closing adjustments.             In conjunction with the sale, approximately $961 million of the proceeds received was utilized to repay amounts outstanding under EP Energy’s revolving credit facility. Kinder Morgan will utilize the remainder of the proceeds pursuant to the transactions contemplated by its merger with El Paso.

Pro Forma Adjustments

(a)          Amounts represent the balance sheet effects of the sale of El Paso’s exploration and production business.

(b)         Amount represents cash proceeds received of $7.2 billion.

(c)          Amount represents the reduction of El Paso’s long term financing obligations due to the sale of El Paso’s exploration and production business, including approximately $961 million outstanding under the EP Energy revolving credit facility as of March 31, 2012.

(d)         Amount represents the after-tax gain of approximately $2 billion (net of taxes of approximately $0.7 billion) on the sale of El Paso’s exploration and production business.

(e)          Amounts represent the income statement effects of the sale of El Paso’s exploration and production business. El Paso’s pro forma income taxes for each period presented were calculated excluding income tax impacts associated with El Paso’s exploration and production business.